UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) July 15, 2014

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

6100 Uptown Blvd NE, Suite 600
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into Material Definitive Agreements;

THE SHARE EXCHANGE AGREEMENT

On July 15, 2014, Santa Fe Gold Corporation (“Santa Fe” or the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Canarc Resource Corp., a British Columbia, Canada corporation whose common shares are listed on the TSX Exchange under the symbol CCM (“Canarc”). Under the terms of the Share Exchange Agreement, Santa Fe will issue 66,000,000 shares of its common stock to Canarc; and, in exchange, Canarc will issue 33,000,000 of its common shares to Santa Fe (the “Share Exchange”). Upon consummation of the Share Exchange, Santa Fe will own approximately 17 percent of Canarc’s outstanding shares and Canarc will own approximately 34 percent of Santa Fe’s outstanding common shares.

The Share Exchange Agreement contains representations, warranties, conditions and covenants of the parties customary for transactions of this type.

An Independent Special Committee of the Santa Fe Board of Directors (the “SFGC ISC”) has unanimously determined that the transactions contemplated by the share Exchange Agreement, including the Share Exchange, is in the best interests of Santa Fe and is fair and in the best interest of the Santa Fe stockholders. The Santa Fe Board has unanimously approved, ratified and adopted the actions of the SFGC ISC. The Share Exchange does not require approval by the Santa Fe’s stockholders.

The board of directors of Canarc has unanimously approved the Share Exchange. The Share Exchange does not require approval by Canarc’s shareholders. The issuance of the Canarc shares for listing on the Toronto Stock Exchange (the “TSX”) is subject to the approval by the TSX and the lifting of a cease trade order by the British Columbia Securities Commission, a partial revocation of which has been granted.

Canarc and Santa intend that the Share Exchange will not result in an “ownership change” within the meaning of Section 382 of the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

The Share Exchange Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K to provide the Company’s stockholders with information regarding the terms of the proposed Share Exchange, and is not intended to otherwise modify or supersede any factual disclosures about the Company or Canarc in the Company’s public reports filed with the SEC. In particular, the Share Exchange Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or Canarc. The representations and warranties have been negotiated with the principal purpose of (i) establishing the circumstances under which the parties may have a right to terminate the Share Exchange Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under the federal securities laws.

The foregoing description of the Share Exchange and the Share Exchange Agreement does not purport to be complete, and is qualified in its entirety by reference to the Share Exchange Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this report by reference.

THE CANARC INTERIM FINANCING FACILITY

In conjunction with the Share Exchange Agreement, Canarc and Santa Fe entered into an Interim Financing Facility, pursuant to which Canarc has advanced $200,000 to Santa Fe. The Interim Financing Facility bears interest at a rate of 1.0% per month. The principal amount of the Interim Financing Facility becomes due and payable upon termination of the closing of the anticipated gold bond financing or January 15, 2015. Santa Fe may prepay the principal amount and accrued interest of the Interim Financing Facility at any time and from time to time without penalty. The Interim Financing Facility contains other terms and conditions, and a copy is included as Exhibit A to the Share Exchange Agreement, which is included as an Exhibit to the Santa Fe Form 8-K.

The foregoing description of the Interim Financing Facility does not purport to be complete, and is qualified in its entirety by reference to the Interim Financing Facility, which in substantially the form attached as Exhibit A to the Share Exchange Agreement (and included in Exhibit 2.1 to this Current Report on Form 8-K).

THE ANTICIPATED SECURED DEBT RESTRUCTURINGS

In connection with the execution of the Share Exchange Agreement, each of Santa Fe’s two senior secured creditors, Waterton Global Value, L.P. (“Waterton”), Sandstorm Gold Bank Ltd. and Sandstorm Gold Bank (Barbados) Ltd. (collectively, “Sandstorm”) have entered into respective agreements to restructure collectively more than $20 million of Santa Fe indebtedness.

WATERTON RESTRUCTURING

In connection with the Share Exchange Agreement, Santa Fe and Waterton have executed a term sheet regarding PROPOSED AMENDMENT OF THE: (A) SENIOR SECURED GOLD STREAM CREDIT AGREEMENT DATED DECEMBER 23, 2011 (AS AMENDED ON OCTOBER 9, 2012, THE “CREDIT AGREEMENT”) BY AND AMONG SANTA FE GOLD (BARBADOS) CORPORATION (THE “BORROWER”), SANTA FE GOLD CORPORATION (“SANTA FE”), THE LORDSBURG MINING COMPANY (“LORDSBURG”) AND AZCO MICA, INC. (TOGETHER WITH SANTA FE AND LORDSBURG, THE “ORIGINAL GUARANTORS”) AND WATERTON GLOBAL VALUE, L.P. (THE “LENDER” AND TOGETHER WITH THE BORROWER AND THE ORIGINAL GUARANTORS, THE “PARTIES”); AND (B) GOLD AND SILVER SUPPLY AGREEMENT DATED DECEMBER 23, 2011 (THE “GSSA”) BY AND AMONG THE BORROWER, SANTA FE, LORDSBURG AND THE LENDER (THE “GSSA PARTIES”).

This agreement contemplates that the parties shall amend the Credit Agreement such that, on the closing date, upon Santa Fe paying Waterton $3,000,000 in cash, the loan and all other amounts outstanding under the Credit Agreement shall be reduced to US$6,000,000, which proposed principal amount shall then be repaid in accordance with the following repayment schedule:

Payment Date	Payment Amount
Twelve (12) months after the Closing Date	US$500,000
Fifteen (15) months after the Closing Date	US$500,000
Eighteen (18) months after the Closing Date	US$500,000
Twenty-one (21) months after the Closing Date	US$500,000
Twenty-four (24) months after the Closing Date	US$500,000
Twenty-seven (27) months after the Closing Date	US$500,000
Thirty (30) months after the Closing Date	US$500,000
Thirty-three (33) months after the Closing Date	US$500,000
Thirty-six (36) months after the Closing Date	US$500,000
Thirty-nine (39) months after the Closing Date	US$500,000
Forty-two (42) months after the Closing Date	US$500,000
Forty-five (45) months after the Closing Date	US$500,000

The proposed principal amount shall accrue interest, from the closing date, at a rate per annum equal to nine percent, payable quarterly and commencing three months following the Closing Date and ending when all amounts outstanding under the Credit Agreement are repaid in full. Santa Fe shall have the right to repay the Loan at any time, without penalty.

The foregoing description of the Waterton term sheet does not purport to be complete, and is qualified in its entirety by reference to the Waterton term sheet, which in substantially the form attached as Exhibit C to the Share Exchange Agreement (and included in Exhibit 2.1 to this Current Report on Form 8-K).

SANDSTORM GOLD PURCHASE AGREEMENT AMENDMENT

In connection with the Share Exchange Agreement, Santa Fe and Sandstorm have executed an Amendment No. 3 to Gold Purchase Agreement, dated September 9, 2009 (the “Sandstorm Amendment”), which contemplates that (i) upon the closing of a debt or equity financing for minimum gross proceeds of $20.0 million; and (ii) Sandstorm Gold receiving $1.0 million out of the proceeds of such financing; then Sandstorm and Santa Fe will enter into an amended and restated purchase agreement, which will provide that after one year, Santa Fe Barbados shall deliver and sell to Sandstorm Barbados for at least 16 quarterly periods, a minimum of 350 ounces of gold per quarter, at a US$400 per ounce. Upon execution of the amended and restated agreement becoming effective, all amounts due and owing to Sandstorm Gold under the original purchase agreement, as amended, shall be deemed to have been settled in full.

The foregoing description of the Sandstorm Amendment does not purport to be complete, and is qualified in its entirety by reference to the Sandstorm Amendment, which in substantially the form attached as Exhibit C to the Share Exchange Agreement (and included in Exhibit 2.1 to this Current Report on Form 8-K).

GOLD BOND FINANCING AGREEMENT

In connection with the Share Exchange, Santa Fe entered into an Agency Agreement with Euro Pacific Capital, Inc. (“Euro Pacific”) pursuant to which Euro Pacific agreed to act as placement agent for Santa Fe. In this regard, Euro Pacific committed to act as Santa Fe’s agent and use its\ best efforts to complete the proposed private placement of Convertible Gold Notes in the aggregate principal amount between $20 million to $25 million.

The foregoing description of the Agency Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agency Agreement, which in substantially the form attached as Exhibit D to the Share Exchange Agreement (and included in Exhibit 2.1 to this Current Report on Form 8-K).

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Share Exchange, Pierce Carson and Glenn Henricksen have resigned as Directors of Santa Fe. Bradford Cooke, Chairman and Founder of Canarc and Founder and CEO of Endeavour Silver Corp. (NYSE:EXK and TSX:EDR) has been appointed as a director and Chairman of Santa Fe. Canarc CEO, Catalin Chiloflischi has been appointed President and Chief Executive Officer and Director of Santa Fe and Canarc Chief Operating Officer, Garry Biles has been appointed Chief Operating Officer of Santa Fe. Current;y, Santa Fe’s board consist of three current Santa Fe directors: Jakes Jordan, Michael Heeley and Erich Hofer, and two new Canarc appointees: Bradford Cooke and Catalin Chiloflischi.

Until the closing of the proposed gold bond financing Messrs. Cooke, Chiloflischi and Biles will be serving without any cash compensation. In connection with their appointed to as executive Santa Fe officers, the Santa Fe Board granted each of Messrs. Cooke, Chiloflischi and Biles stock options to purchase 2.5 million shares of Santa Fe common stock for a period of four years at an initial exercise price of $0.055 per share, the closing sales price of Santa Fe’s common stock on the date of grant. These options vest upon the closing of the proposed gold bond financing.

As described herein and in the Share Exchange Agreement, Messrs. Cooke, Chiloflischi and Biles were elected as officers and appointed as directors pursuant to the terms of the Share Exchange Agreement.

Except as described herein, Messrs. Cooke, Chiloflischi and Biles have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

None of Messrs. Cooke, Chiloflischi or Biles, has a family relationship with any member of the Board or any executive officer of the Company.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

2.1	Share Exchange, dated as of July 15, 2014, by and among Santa Fe Gold Corporation, Canarc Resource Corp.

99.1	Press Release dated July 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: July 15, 2014	/s/ W. Pierce Carson
Catalin Chiloflischi
Chief Executive Officer